                                   Exhibit 1

                               POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Thomas C. Fox, Scott D. Chenevert and Michael B. Richman as his true and lawful agent and attorney-in-fact to execute in the name and on behalf of such undersigned any and all statements, schedules, reports, and other instruments necessary or advisable to be filed with the Securities and Exchange Commission (the "SEC") by him, and to take any action which may otherwise be required to file the same with the SEC, with respect to the equity securities of Iatros Health Network, Inc., including, without limitation, the power and authority to sign for and on behalf of the undersigned, and to file with the SEC, any Form 3, Form 4 or Form 5 under Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder, any statement on Schedule 13D or Schedule 13G under Section 13(d) or 13(g) of the Securities Exchange Act of 1934 and the rules thereunder, and any amendments thereto.

         This Power of Attorney shall remain in force and effect until revoked by the undersigned.

                                                   /s/ RONALD E. LUSK
                                                   ----------------------------------
                                                   Ronald E. Lusk


                                                   /s/ ROBERT LEE WOODSON, III
                                                   ---------------------------
                                                   Robert Lee Woodson, III


                                                   /s/ ALBERT SOUSA
                                                   ----------------------------------
                                                   Albert Sousa

Dated:  November 20, 1998
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